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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): July 26, 2000


                       Brookdale Living Communities, Inc.
             (Exact name of registrant as specified in its charter)



          Delaware                     0-22253                 36-4103821
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)



          330 North Wabash Avenue
          Suite 1400
          Chicago, Illinois                                       60611
          (Address of principal executive offices)              (Zip Code)

     (312) 977-3700
     (Registrant's telephone number, including area code)


                                Not Applicable
        (Former name or former address, if changed since last report.)
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Item 5.  Other Events.

     On July 26, 2000, Brookdale Living Communities, Inc., a Delaware corporation (the "Company"), Fortress Registered Investment Trust, a Delaware business trust ("Parent"), Fortress Brookdale Acquisition LLC, a Delaware limited liability company ("Purchaser"), owned by Parent, Health Partners, a Bermuda exempted partnership and an investment vehicle sponsored by Capital Z Partners, Ltd. ("Health Partners"), and certain of their respective affiliates, and FBZ Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Purchaser ("Acquisition Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides, among other things, that Purchaser will commence a tender offer (the "Offer") to purchase for cash any and all of the outstanding shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") not already owned by Purchaser or Parent, at a price of $15.25 per share, net to the seller in cash. Health Partners has agreed to contribute to Purchaser its $100,000,000 5-1/2% Convertible Subordinated Note due 2009 issued by the Company, which is convertible into 5,479,592 shares of Company Common Stock. The Merger Agreement provides that, as soon as practicable after the completion of the Offer and the satisfaction or waiver (subject to applicable law) of certain other conditions, and in accordance with the General Corporation Law of the State of Delaware, Acquisition Sub will be merged with and into the Company (the "Merger"), with the Company being the surviving corporation. In the Merger, each outstanding share of Company Common Stock (other than shares held by the Company as treasury stock, by Purchaser or Acquisition Sub or by stockholders who perfect appraisal rights under Delaware law) will be converted into the right to receive the same per share consideration paid pursuant to the Offer.

     On July 26, 2000, the Company and SPTBrook Properties Trust, a
Maryland real estate investment trust (the "Seller"), entered into a Purchase and Sale Agreement (the "Purchase Agreement") pursuant to which the Company has agreed to purchase four of the facilities that a subsidiary of the Company currently leases and operates from the Seller, an affiliate of Senior Housing Properties Trust, for $123 million. The facilities to be purchased consist of The Hallmark, located in Chicago, Illinois, The Springs of East Mesa, located in Mesa, Arizona, The Gables at Brighton, located in Brighton, New York, and Park Place, located in Spokane, Washington, and in the aggregate contain 837 units. In accordance with the Purchase Agreement, the Company is required to make a $12.3 million earnest money escrow deposit, creditable against the purchase price, and the purchase must be completed by October 31, 2000.

     On July 26, 2000, the Company and Purchaser issued a joint press release (the "Press Release") announcing the execution of the Merger Agreement and the Purchase Agreement.

     Copies of the Merger Agreement, the Purchase Agreement and the Press Release are attached hereto as Exhibits 2.1, 2.2 and 99.1, respectively, and are incorporated herein by reference. The descriptions of the Merger Agreement and the Purchase Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

 (a)  Financial Statements:  None

 (b)  Pro Forma Financial Information:  None

 (c)  Exhibits:

--------------------------------------------------------------------------------
Exhibit No.                         Document
--------------------------------------------------------------------------------
   2.1      Agreement and Plan of Merger, dated as of July 26, 2000, by and among Fortress Registered Investment Trust, Fortress Brookdale
            Acquisition LLC, FBZ Acquisition Corp. and Brookdale Living
            Communities, Inc.
--------------------------------------------------------------------------------
   2.2      Purchase and Sale Agreement, dated July 26, 2000, by and between
            SPTBrook Properties Trust, as seller, and Brookdale Living
            Communities, Inc., as purchaser.
--------------------------------------------------------------------------------
  99.1      Press Release, dated July 26, 2000, of Brookdale Living Communities,
            Inc. and Fortress Brookdale Acquisition LLC.
--------------------------------------------------------------------------------

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BROOKDALE LIVING COMMUNITIES, INC.

                                      By:/s/ Robert J. Rudnik
                                         -----------------------------
                                      Robert J. Rudnik
                                      Executive Vice President/General Counsel
July 28, 2000

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